Exhibit 99.1

Federated Investors, Inc. Completes Acquisition of Value Manager Clover Capital

•	$2.1 billion in assets transitioned to Federated

•	Three new equity value mutual funds to be added to Federated’s product offerings

(PITTSBURGH, Pa., December 2, 2008) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today announced the completion of the acquisition of Clover Capital Management Inc., a Rochester, N.Y.-based investment manager. The announcement was made by J. Christopher Donahue, president and chief executive officer of Federated, and Michael E. Jones, the former co-founder, chief executive officer and chief investment officer of Clover Capital, who now joins Federated as senior vice president and senior portfolio manager of Federated Clover Investment Advisors.

Federated Clover, which manages $2.1 billion in assets, becomes Federated’s traditional value center of excellence. Federated Clover’s headquarters will remain in Rochester with Jones and the current team continuing to lead the organization.

Federated Clover utilizes a comprehensive and rigorous value-based investment process that employs both fundamental research skills and quantitative analytic technology to manage portfolio risk. Federated anticipates that it will launch the Federated Clover Value Fund, Federated Clover Mid Value Fund and Federated Clover Small Value Fund to its broad network of financial-intermediary clients in early 2009.

“The Clover Capital team has consistently delivered above-market returns with lower-than-average risk in the traditional value arena. Combining their performance with Federated’s distribution capabilities in the broker/dealer, wealth management and institutional markets offers a solid venture for both firms,” Donahue said. “Federated will offer the new Federated Clover funds and strategies as a complement to our existing equity offerings.”

Federated Investors, Inc. (NYSE: FII) is one of the largest investment managers in the United States, managing $344 billion in assets as of Sept. 30, 2008. With 147 mutual funds, as well as a variety of separately managed account options, Federated provides comprehensive investment management worldwide to nearly 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. For more information, visit FederatedInvestors.com.

Contacts:
FII MEDIA	FII MEDIA	FII ANALYSTS	FEDERATED CLOVER
Meghan McAndrew	J.T. Tuskan	Ray Hanley	Steve Carl
(412) 288-8103	(412) 288-7895	(412) 288-1920	(585) 341-3705
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com	scarl@clovercap.com

Federated Completes Clover Capital Acquisition

Dec. 2, 2008

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Certain statements in this press release, such as those relating to the impact of the transaction on Federated’s ability to create, manage and distribute value-oriented equity products, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the possibility that Federated does not successfully complete the acquisition, the possibility that the acquisition does not have a beneficial impact on Federated’s ability to create, manage and distribute value-oriented equity products, and the possibility that Federated’s plans to introduce new value-oriented products may change, as well as the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

This information on the Federated Clover funds is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Past performance is no guarantee of future results.

Federated Securities Corp. is distributor of the Federated funds.

Federated Clover Investment Advisors is a division of Federated Global Investment Management Corp.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.